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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report: May 8, 2002
                        (Date of earliest event reported)


                            IMPCO Technologies, Inc.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                   001-15143              91-1039211
-----------------------------      ------------        -------------------
(State or other jurisdiction       (Commission         (I.R.S. employer
     of incorporation)             file number)        identification no.)



                 16804 Gridley Place, Cerritos, California 90703
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           (Address of principal executive offices including Zip Code)


Registrant's telephone number, including area code      (562) 860-6666
                                                       ----------------


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Item 5. Other Events.

     On May 8, 2002, IMPCO Technologies, Inc. (the "Company" or "We") completed the sale of an aggregate of 1.5 million shares of its common stock to institutional and accredited investors ("Investors") at a purchase price of $12.50 per share, for gross proceeds of $18.75 million pursuant to a stock purchase agreement by and among the Company and the Investors ("Stock Purchase Agreement"). The Investors comprise a limited number of institutional investors. The placement agent for the current transaction was Adams, Harkness & Hill, Inc. The shares were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). The proceeds of the current transaction are expected to be used primarily to provide cash for potential acquisition activity, and the balance is intended to be used for working capital and reduction of the Company's debt.

     In connection with the current transaction, the Company has agreed to prepare and file with the Securities and Exchange Commission ("SEC"), by June 7, 2002, a registration statement for the resale of the common stock acquired by the Investors pursuant to the Stock Purchase Agreement. The Company also agreed to use its best efforts to cause the registration statement to be declared effective by August 6, 2002. Additionally, the Company agreed to keep the registration statement effective until the earlier of (i) the second anniversary of the closing date of the transaction, (ii) the date on which Investors may sell all shares purchased in the transaction then held by Investors without restriction by the volume limitations of Rule 144(e)(1)(i) of the Securities Act, or (iii) such time as all shares purchased in the transaction by Investors have been sold. If the Company fails to have filed the registration statement with the SEC by June 7, 2002 or to have had the registration statement declared effective by August 6, 2002 or to maintain the effectiveness of the registration statement in the manner required by Sections 7.2(b) and 7.2(d) of the Stock Purchase Agreement, it will be required to issue additional shares of common stock to each of the Investors in an amount equal to 1% of the aggregate purchase price paid by each Investor for their respective shares purchased in the current transaction for every 30 day period (or portion thereof) that the failure to comply persists. If the issuance of such additional shares by the Company would result in the Company being required under Nasdaq rules or other applicable rules to obtain the approval of the Company's stockholders, then the Company shall pay cash rather than issue such additional shares to the extent needed to avoid such stockholder approval.

     As disclosed in the Company's 8-K filed on January 11, 2002 the Company entered into a separate and unrelated private placement transaction on January 11, 2002 ("January Placement"), which involved Ladenburg Thalmann & Co., Inc. as placement agent. The Company subsequently filed a resale registration statement on Form S-3 relating to those shares and warrants in the January Placement, which became effective on February 15, 2002. All of the Investors in the current transaction are different from those in the January Placement and have provided a representation that they are not affiliated with any investor in the January Placement. The current transaction and the January Placement were not part of a single plan of financing. In addition, the current transaction and the January Placement serve wholly different purposes with the proceeds of the January Placement having been used to provide working capital funding for the Company's subsidiary, Quantum Fuel Systems Technologies Worldwide, Inc. ("Quantum") in connection with the Company's pending spin-off of Quantum, and to repay debt incurred by Quantum.

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     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.48, and is incorporated herein by reference.

     The Company has issued a press release regarding the transaction which is included as Exhibit 99.1 hereto.

                           FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including the Company's intended use of proceeds raised in the current transaction and the expected timing of the completion of the Quantum spin-off. These forward-looking statements are not historical facts but rather are based on current expectations, our beliefs and assumptions. We use words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate" and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in IMPCO Technologies, Inc.'s 2001 annual report on Form 10-K, its subsequent periodic filings and other documents filed with the SEC (including the resale registration statement on Form S-3 that became effective on February 15, 2002 and Quantum's Form 10 registration statement, as amended, filed with the SEC on April 12, 2002) and incorporated by reference in this Current Report. In addition, you should also consider the risks relevant to the current transaction identified below, some of which were included in a private placement memorandum distributed to Investors in connection with the current transaction. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this Current Report.

Additional risk factors relevant to this transaction:

If the current placement were aggregated by Nasdaq with the January 2002 private placement, we would be required to seek the approval of our stockholders.

     Under applicable Nasdaq rules, a company with securities listed on the Nasdaq National Market is required to obtain shareholder approval prior to the issuance of securities if such issuance is not a public offering and involves the sale of 20% or more of the issuer's outstanding common stock at a price less than the greater of book or market value. In January 2002, we issued 2,000,000 shares of our common stock at a discount to the then current market price of our common stock to institutional and accredited investors, plus warrants to purchase 300,000 shares of our common stock at an exercise price exceeding the market price of our common stock on the date of issuance. The shares of common stock we issued in the January private placement amounted to approximately 19% of our outstanding common stock. If the current transaction were aggregated with the January private placement, we would be required to seek the approval of our stockholders. We believe that this offering should not be aggregated with the January 2002 private placement. However, we have not obtained any formal guidance from Nasdaq that this offering and the January 2002 private placement would not be deemed to be a

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single offering that would require prior approval by our stockholders. In the event that Nasdaq were to determine that this offering requires approval of our stockholders, Nasdaq could halt trading of our common stock and initiate delisting of our common stock from the Nasdaq National Market if we were to fail to obtain stockholder approval. A delisting by Nasdaq, if it were to occur, could materially impair the liquidity of such securities and could adversely affect the trading price of our common stock.

If the current placement were to be found not to be exempt from Section 5 of the Securities Act, then current investors as well as investors in the January private placement may be able to sue to recover the consideration paid for their shares or for damages.

     The current transaction has occurred less than six months from the completion of the private placement transaction we conducted in January 2002 and the resale registration statement on Form S-3 relating to the shares and warrants issued in the January Placement remains effective. As a result, the current private placement does not fall within the six month safe-harbor provided by Regulation D promulgated under the Securities Act and there is a risk that investors in either offering may claim that the current transaction should be integrated with the January Placement. We do not believe that the current transaction should be integrated or treated as a single offering with the January Placement or the resale registration statement that related to the shares and warrants in the January Placement and we believe that the current placement is exempt from registration under Section 4(2) of the Securities Act. However, if a court does not agree with our view, and the current placement were found not to be a valid private placement exempt from Section 5 of the Securities Act, then investors in the current transaction as well as investors in the January Placement may be entitled to recover the consideration paid for the shares they purchased with interest thereon, or for damages (if the investor no longer owns the shares).

We may be subject to certain penalty provisions if we fail to register the shares purchased in the current transaction for resale in a timely manner as required by the Stock Purchase Agreement.

     Under the terms of the Stock Purchase Agreement entered into in connection with the current transaction, we are required to (i) file a registration statement on Form S-3 with the SEC within 30 days of closing the transaction,
(ii) cause such registration statement to become effective within 90 days of closing the transaction and (iii) maintain the effectiveness of the registration statement in the manner required by Sections 7.2(b) and 7.2(d) of the Stock Purchase Agreement. If we fail to comply with any of these provisions we will be required to issue additional shares of our common stock to each of the investors in the current transaction in an amount equal to 1% of the aggregate purchase price paid by each investor for their respective shares purchased in the current transaction for every 30 day period (or portion thereof) that the failure to comply persists. If the issuance of such additional shares by us would result in our being required under Nasdaq rules or other applicable rules to obtain the approval of our stockholders, then we will have to pay cash rather than issue such additional shares to the extent needed to avoid such stockholder approval. Such an occurrence would, with respect to any stock issuance, dilute our stock and in any event could cause the trading price of our stock to decline.

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Our proposed spin-off of our Quantum subsidiary is subject to various risks, including the risk that if the proposed spin-off is completed, the combined trading values of Quantum common stock and our common stock following the spin-off may be less than the trading value of our common stock prior to the spin-off.

     On February 13, 2002, our Quantum subsidiary filed a Form 10 Registration Statement with the SEC relating to our anticipated spin-off of Quantum common stock to our stockholders. We expect that the spin-off will be accomplished by means of a distribution of Quantum common stock to our stockholders in the second calendar quarter of 2002, in a transaction intended to be tax-free to our stockholders for federal income tax purposes. The spin-off is subject to a number of conditions. We cannot assure you that the spin-off will be tax-free to our stockholders or that the spin-off will occur as planned, if at all. If the proposed spin-off is completed, the combined trading values of Quantum common stock and our common stock following the spin-off may be less than the trading value of our common stock prior to the spin-off.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits

Exhibit
Number                              Description
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10.48   Stock Purchase Agreement, dated May 3, 2002

99.1    Press Release dated May 8, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              IMPCO TECHNOLOGIES, INC.

                              By: /s/ ROBERT M. STEMMLER
                                  ----------------------------------------------
                                  Robert M. Stemmler
                                  Chairman of the Board, Chief Executive Officer and President


Date:  May 9, 2002

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                                INDEX TO EXHIBITS

Exhibit
Number                              Description
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10.48   Stock Purchase Agreement, dated May 3, 2002

99.1    Press Release dated May 8, 2002